SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549 FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 22, 2010

Amarok Resources, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-156594	98-0599925

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

30021 Tomas Street, Suite 335, Rancho Santa Margarita, CA 92688

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:	(949) 682-7889

239 B Schorsa Street, Suite 1210, Zhitomir, Ukraine, 10008

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[	] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[	] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[	] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[	] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations Item 1.01 Entry into a Material Definitive Agreement.

Assignment of Exploration Agreement

The Company entered into an Agreement with CARLIN GOLD RESOURCES, INC. – signed February 22, 2010, (the “Agreement”), Assigning all right title and interest in an Exploration Agreement between Carlin Gold Resources, Inc. and Trio Gold Corp. dated January 28, 2010.

The Company paid one US dollar ($1.00) and 100,000 restricted common shares of Amarok Resources Inc. (to be issued in the name of Roger Janssen). Roger Janssen is the sole officer, director and shareholder of Carlin Gold Resources, Inc. and a business associate of our sole officer and director Ron Ruskowsky.

Exploration Agreement

The assigned Exploration Agreement (“Agreement”) was made and entered into as of January 28, 2010 (the “Effective Date”) by and between Carlin Gold Resources, Inc. (“CARLIN”), a company incorporated in the State of Nevada USA, and Trio Gold Corp (“TRIO”), a company incorporated in the Province of Alberta Canada (collectively, the “Parties”).

A summary of the significant terms are:

TRIO has leased and has an option to purchase a 100% interest in 29 unpatented lode mining claims located in Nevada within the Carlin Gold Trend (the “Claims”). The Claims are also subject to an exchange agreement between TRIO and McWatters Mining Inc., granting McWatters a 1.5% Net Smelter Return.

TRIO has granted to CARLIN a 75% undivided interest in the Claims, and all easements, rights-of-way, water rights and other appurtenances associated therewith (collectively, the “Property”), pursuant to the terms and conditions of the Agreement.

The Agreement defines the rights and obligations of CARLIN and TRIO during an earn-in period commencing in January 2010 and completing in December 2012 (the “earn-in period”) where CARLIN earns a 75% undivided interest in the Property. It is contemplated that CARLIN and TRIO shall enter into a formal joint venture agreement (the “Joint Venture”) once the earn-in period is complete.

Upon completion of the earn-in period, a Joint Venture is to be formed with the same 75%/ 25% interest the parties held during the earn in period. The Joint Venture shall remain in effect for twenty-five years or as long as the claims are being actively mined or developed, whichever is longer. After the completion of the Joint Venture the Claims shall revert back to TRIO.

The Joint Venture shall be based on the normal American Mining Standards for purposes of further exploration and development of the claims.

During the Earn in period, CARLIN shall provide $5.5M in funding to cover Operational Costs according to the following schedule: $1,500,000 during the 2010 budget year, $2,000,000 during the 2011 budget year and $2,000,000 during the 2012 budget year. Each budget year shall commence on January 1 of that year and end on December 31 of that same year.

Once CARLIN has provided $5.5M in funding for the project, CARLIN and TRIO shall fund the Operational Costs jointly, with CARLIN providing 75% of the funds and TRIO providing 25% of the funds.

CARLIN shall pay a minimum annual royalty during the earn-in period to TRIO according to the following schedule (the “CARLIN Royalty”): $75,000 USD cash payment upon signing of the agreement, $100,000 USD cash payment on April 1, 2011 and $150,000 USD cash payment on April 1, 2012.

Additional Consideration:

In the event CARLIN is successful in its application to list on a public stock exchange or in the event CARLIN is merged with a public company or assigns the agreement to a public company TRIO shall be entitled to receive the following payment of common shares in the public entity.

Within 3 months of successful completion of a public listing, assignment or merger by CARLIN, Trio shall receive 0.20% of the then issued and outstanding shares of the public entity. Upon expenditure of a minimum of $2.0 million on the claims, TRIO shall receive an additional 0.10% of the issued and outstanding shares of the public entity. Upon expenditure of a minimum of $4.0 million on the claims, TRIO shall receive an additional 0.10% of the issued and outstanding shares of the public entity. Upon expenditure of $5.5 million on the claims, TRIO shall receive a final 0.10% of the issued and outstanding shares of the public entity. All shares issued shall be restricted common shares and will be stamped with the applicable hold period.

Relationships:

Trio Gold Corp is a company incorporated in the Province of Alberta Canada. Trio’s current President is Harry Ruskowsky the father of Ron Ruskowsky our sole officer and director.

Roger Janssen is the sole officer, director and shareholder of Carlin Gold Resources, Inc. and a business associate of our sole officer and director Ron Ruskowsky.

As of the date on which the agreement was entered into, no material relationships other than the subject agreement and those relationships disclosed in this current report on Form 8-K, existed between AMAROK RESOURCES INC., its officers, directors or other affiliates and CARLIN GOLD RESOURCES, INC. or any other parties to the agreements.

Section 3 – Securities and Trading Markets Item 3.02 Unregistered sales of Equity Securities.

On February 22, 2010, Amarok Resources, Inc., sold 2,000,000 common shares with 2,000,000 warrants to purchase one common share at a price of $0.75 expiring in 18 months. The purchase price was $1,000,000 cash. The sale was to a single entity.

The company will use the proceeds for exploration drilling on unpatented mineral leases that it has acquired an interest in pursuant to the assignment of the Exploration Agreement with Trio Gold Corp.

All sales were issued as exempted transactions under Section 4(2) of the Securities Act of 1933 and are subject to Rule 144 of the Securities Act of 1933. The recipient(s) of our securities took them for investment purposes without a view to distribution. Furthermore, they had access to information concerning our Company and our business prospects; there was no general solicitation or advertising for the purchase of our securities; and the securities are restricted pursuant to Rule 144.

Section 5 – Corporate Governance and Management Item 5.06. Change in Shell Company Status.

Reference is made to the disclosure set forth under Item 1.01 and Item 3.02 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference. As a result of the Assignment of the Exploration agreement described under Item 1.01 and the financing provided as described in Item 3.02 of this Current Report on Form 8-K, the registrant believes that it is no longer a “shell company” as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

The company will use proceeds from the financing disclosed in Item 3.02 of this Current Report on Form 8-K for exploration drilling on unpatented mineral leases that it has acquired an interest in pursuant to the assignment of the Exploration Agreement with Trio Gold Corp, disclosed in Item 1.01 of this Current Report on Form 8-K. Trio Gold Corp. is a Calgary-based junior mining company committed to the exploration, analysis, and evaluation of precious mineral properties. With interests including gold, silver, and copper, Trio searches for reserves and deposits with significant mining and market value. Trio Gold became a public corporation in 1987, Trio Gold Corp. is quoted on the TSX Venture Exchange under the symbol “TGK-V” and Trio Gold Corp. is quoted on the Over the Counter Pink Sheets under the symbol “TROOF”

Section 8 – Other Events Item 8.01 Other Events
Recent Press Releases

Amarok Resources Completes USD $1,000,000 Financing

Rancho Santa Margarita, CA, February 24, 2010 – Amarok Resources Inc. (OTCBB: AMOK) Amarok Resources Inc. (the “Company” or “Amarok”) announces the completion of a USD $1 million financing. The funds raised will be allocated to the exploration and development of the Rodeo Creek property (the “Property”) located on the northern portion of the Carlin Gold Trend, thirty miles northeast of Carlin Nevada.

The property comprises 29 contiguous mineral claims covering an area of 547 acres (221 hectares) and is strategically located 1 mile northwest of Barrick Gold Corp's Storm deposit, 3 miles northwest of Centerra Gold’s REN property and on strike with other major gold mines such as the Post Betze (Goldstrike), which contains over 40 million ounces of gold, Newmont’s Gold Quarry mine with 16.7 million ounces and Barrick’s Meikle mine with a reported 7 million ounces of gold.*

The Carlin Trend is the most prolific gold area in North America, and hosts as many as thirty gold producing mines and development projects, on which over 100 million ounces of gold production and inventory have been identified.

Amarok Resources is a US based exploration and development Company, focusing on the acquisition and development of Gold and Silver projects which demonstrate high probability for near term production. Amarok is a fully reporting public company quoted on the OTCBB under the symbol AMOK.

*Nevada Bureau of Mines and Geology.; Bulletin 111, 2002

Statements released by Amarok Resources, Inc. that are not purely historical are forward-looking within the meaning of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the company's expectations, hopes, intentions, and strategies for the future. Investors are cautioned that forward-looking statements involve risk and uncertainties that may affect the company's business prospects and performance. The company's actual results could differ materially from those in such forward-looking statements. Risk factors include but are not limited to general economic, competitive, governmental, and technological factors as discussed in the company's filings with the SEC on Forms 10-K, 10-Q, and 8-K. The company does not undertake any responsibility to update the forward-looking statements contained in this release.

For additional information please contact: Amarok Resources, Inc. 30021 Tomas Street, Suite 335 Rancho Santa Margarita, CA 92688 Telephone: 949-682-7889 Email: info@amarokresources.com

Visit the Amarok Resources, Inc. web site at www.amarokresources.com. Information included on the Company's website is not incorporated herein by reference or otherwise.

Amarok Resources Signs Exploration Agreement for 75% Interest in Carlin Trend Gold Property

Rancho Santa Margarita, CA, February 22, 2010 – Amarok Resources, Inc. (OTCBB: AMOK) Amarok Resources Inc. (the “Company” or “Amarok”) is pleased to announce it has entered into an agreement with Carlin Gold Resources, a private company, to acquire a 75% interest in the Rodeo Creek property (the “Property”) located on the northern portion of the world famous Carlin Gold Trend, thirty miles northeast of Carlin Nevada. As per the terms of the agreement Amarok agrees to invest USD $1.5 million in exploration on the property on or before December 31, 2010. An additional expenditure of USD$4.0 million is required to be spent on or before December 31, 2012 to earn its interest in the property

The property comprises 29 contiguous mineral claims covering an area of 547 acres (221 hectares) and is strategically located 1 mile northwest of Barrick Gold Corp's Storm deposit, 3 miles northwest of Centerra Gold’s REN property and on strike with other major gold mines such as the Post Betze (Goldstrike), which contains over 40 million ounces of gold, Newmont’s Gold Quarry mine with 16.7 million ounces and Barrick’s Meikle mine with a reported 7 million ounces of gold.*

The Carlin Trend is the most prolific gold area in North America, and hosts as many as thirty gold producing mines and development projects, on which over 100 million ounces of gold production and inventory have been identified.

Amarok Resources, Inc. is a US based exploration and development Company, focusing on the acquisition and development of Gold and Silver projects which demonstrate high probability for near term production. Amarok is a fully reporting public company quoted on the OTCBB under the symbol AMOK.

*Nevada Bureau of Mines and Geology.; Bulletin 111, 2002

Statements released by Amarok Resources, Inc. that are not purely historical are forward-looking within the meaning of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the company's expectations, hopes, intentions, and strategies for the future. Investors are cautioned that forward-looking statements involve risk and uncertainties that may affect the company's business prospects and performance. The company's actual results could differ materially from those in such forward-looking statements. Risk factors include but are not limited to general economic, competitive, governmental, and technological factors as discussed in the company's filings with the SEC on Forms 10-K, 10-Q, and 8-K. The company does not undertake any responsibility to update the forward-looking statements contained in this release.

For additional information please contact: Amarok Resources, Inc. 30021 Tomas Street, Suite 335 Rancho Santa Margarita, CA 92688 Telephone: 949-682-7889 Email: info@amarokresources.com

Visit the Amarok Resources, Inc. web site at www.amarokresources.com. Information included on the Company's website is not incorporated herein by reference or otherwise.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibits

Amarok Resources, Inc. includes herewith the following exhibits:

10.1	Agreement – Assignment of Exploration Agreement between the Company and Carlin Gold Resources, Inc., a Nevada Corporation – signed February 22, 2010

10.2	Agreement – Exploration Agreement (“Agreement”) made and entered into as of January 28, 2010, between Carlin Gold Resources, Inc., a Nevada Corporation, and Trio Gold Corp, a company incorporated in the Province of Alberta Canada.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amarok Resources, Inc. By: s\ Ron Ruskowsky

Name: Ron Ruskowsky

Title: President, Treasurer and Director

(Principal Executive Officer and Principal Financial Officer)

Dated: March 2, 2010